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PRICEWATERHOUSECOOPERS (LOGO)

                                                   PricewaterhouseCoopers LLP
                                                   PO Box 363566
                                                   San Juan PR 00936-3566
                                                   Telephone (787) 754-9090


October 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Oriental Financial Group Inc. (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 25, 2001. We agree with the statements concerning our Firm in such Form 8-K and provide the clarification that we were dismissed by the Company on September 25, 2001.

Very truly yours,


/s/ PricewaterhouseCoopers LLP